UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2007

UGODS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-131131	20-2304161
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

9101 WEST SAHARA SUITE 105
LAS VEGAS NV 89117

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 702-528-2499

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

5.02 On May 8, 2007, Mr. Alexander Long submitted his resignation as Director of the Company to the Board of Directors.  The Board of Directors accepted the resignation on the same day.  Mr. Long has not had any disagreements against the Company and has no claims against the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2007

Ugods, Inc.

By:	/s/ Chen Xing Hua
Chen Xing Hua
Director and Chief Executive Officer